UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

SATSUMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39041	81-3039831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 410-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2021, Satsuma Pharmaceuticals, Inc. (“Satsuma” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on Exhibit A thereto (the “Purchasers”), pursuant to which the Company offered to the Purchasers, in an unregistered offering, shares of common stock, par value $0.0001 per share (the “Common Stock”) for aggregate gross proceeds to the Company of approximately $80.0 million (the “Private Placement”). Pursuant to the Purchase Agreement, the Company has agreed to sell and issue to the Purchasers an aggregate of 14,084,507 shares of its Common Stock (the “Shares”) at a per share purchase price of $5.68, the closing price of its Common Stock on the Nasdaq Global Market on February 26, 2021. The Private Placement is being made in accordance with applicable Nasdaq rules and is priced at the “Minimum Price” (as defined in the Nasdaq rules). The closing of the Private Placement is expected to occur on March 3, 2021 (the “Closing”). Following the Closing of the Private Placement, the Company will have 31,521,485 shares of Common Stock outstanding.

Pursuant to the Purchase Agreement at the Closing, the Registration Rights Agreement that the Company and the Purchasers entered into in connection with the Private Placement will become effective. Pursuant to the Registration Rights Agreement, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission as soon as practicable, and in all events within 45 days after the Closing, to register the resale of the Shares issued at the Closing.

The foregoing summaries of the Private Placement, the Shares to be issued in connection therewith, the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the definitive transaction documents. A copy of the Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Common Stock set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued the Common Stock in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent. The offer and sale of the Shares have not been registered under the Securities Act.

Item 8.01	Other Events.

On March 1, 2021, Satsuma issued a press release regarding its updated STS101 development plan (dihydroergotamine (DHE) nasal) powder as an acute treatment for migraine. In addition, the Company intends to host a conference call on Monday, March 1, 2021 at 8:00 a.m. Eastern Time to discuss the updated development plan. A copy of the press release and the presentation materials are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated February 26, 2021

10.2	Registration Rights Agreement to be effective on March 3, 2021

99.1	Press Release dated March 1, 2021

99.2	Company presentation dated March 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATSUMA PHARMACEUTICALS, INC.

Date: March 1, 2021	By:	/s/ Thomas O’Neil
Thomas O’Neil Chief Financial Officer